SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Earliest Event Reported: February 7, 1999



                        CAPITAL SENIOR LIVING CORPORATION

             (Exact name of registrant as specified in its charter)


             DELAWARE                      1-17445               75-2678809
--------------------------------- -------------------------- -------------------
 (State or other jurisdiction of   (Commission File Number)    (IRS Employer
  incorporation or organization)                             Identification No.)

14160 Dallas Parkway, Suite 300
Dallas, Texas                                               75240
----------------------------------------       ---------------------------------
(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code (972) 770-5600


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ITEM 5.           OTHER EVENTS.

         On February 7, 1999, Capital Senior Living Corporation, a Delaware corporation ("Capital Senior Living"), Capital Senior Living Acquisition, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of Capital Senior Living ("Merger Sub"), Capital Senior Living Trust I, a grantor trust established and existing under the laws of Delaware, all of whose beneficial interests are held by Capital Senior Living ("Trust"), and ILM Senior Living, Inc., a Virginia finite-life corporation ("ILM"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which ILM will merge with and into Merger Sub (the "Merger"). The aggregate value of the consideration to be paid in the Merger is $95,890,000. As a result of the Merger, each outstanding share of the common stock of ILM will be exchanged for merger consideration of approximately $12.75, consisting of: (a) cash, or
(b) shares of 8% Convertible Trust Preferred Stock of the Trust, which have a liquidation value of $25 per share and are initially convertible into 1.5686 shares of Capital Senior Living common stock, or (c) a combination of cash and shares of Convertible Trust Preferred Stock of the Trust, subject to adjustments which provide that 65% of the aggregate merger consideration shall be paid in cash and 35% of the aggregate merger consideration shall be paid in shares of Convertible Trust Preferred Stock of the Trust. No fractional shares will be issued in the Merger; instead, holders of ILM common stock will receive an amount in cash equal to $12.75 multiplied by the fractional share interest to which such holder would otherwise be entitled. The Merger is conditioned upon, among other things, approval of the Merger by holders of two-thirds of the outstanding common stock of ILM, approval of an amendment to Capital Senior Living's certificate of incorporation by holders of two-thirds of the outstanding shares of common stock of Capital Senior Living, and upon other customary conditions. The Merger Agreement is attached as Exhibit 1 hereto and its terms are incorporated herein by reference.

         A copy of the Press Release, dated February 8, 1999, issued by Capital Senior Living relating to the Merger is attached as Exhibit 2 hereto and is incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                    1. Agreement and Plan of Merger, dated as of February 7, 1999, by and among Capital Senior Living Corporation, Capital Senior Living Acquisition, LLC, Capital Senior Living Trust I and ILM Senior Living, Inc.

                    2. Press Release, dated February 8, 1999, relating to transactions between Capital Senior Living Corporation, Capital Senior Living Acquisition, LLC, Capital Senior Living Trust I and ILM Senior Living, Inc.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 22, 1999


                                        CAPITAL SENIOR LIVING CORPORATION


                                        By:/s/Lawrence A. Cohen
                                           ----------------------------
                                        Name:  Lawrence A. Cohen
                                        Title: Chief Financial Officer


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                                  EXHIBIT INDEX



                                                                    Sequentially
        Exhibit                                                       Numbered
          No.                        Exhibit Description                Page

          1. Agreement and Plan of Merger, dated as of February 7, 1999, by and among Capital Senior Living Corporation, Capital Senior Living Acquisition, LLC, Capital Senior Living Trust I and ILM Senior Living, Inc.

          2. Press Release, dated February 8, 1999, relating to transactions between Capital Senior Living Corporation, Capital Senior Living Acquisition, LLC, Capital Senior Living Trust I and ILM Senior Living, Inc.





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